Exhibit 99.(h)

[5,440,904] Shares of Common Stock
Issuable Upon Exercise of Transferable Rights

MORGAN STANLEY CHINA A SHARE FUND, INC.

COMMON STOCK

PAR VALUE $0.01 PER SHARE

DEALER MANAGER AGREEMENT

[•], 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

MORGAN STANLEY CHINA A SHARE FUND, INC., a corporation formed under the laws of the State of Maryland (the “Fund”), is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “Investment Company Act”).  The Fund proposes to issue to its stockholders of record (“Record Date Stockholders”) as of August 18, 2010 (the “Record Date”) rights (“Rights”) entitling their holders to subscribe for up to an aggregate of [5,440,904] shares (“Shares”) of the Fund’s common stock, par value $0.01 per share (“Common Stock”).

The Fund appoints Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as the exclusive dealer manager in connection with the offer of Shares contemplated by the proposed issuance of Rights (the “Offer”) and Morgan Stanley accepts that appointment.  The Fund also authorizes Morgan Stanley to form and manage a group of securities dealers (each, a “Selling Group Member,” and, collectively, the “Selling Group”) to solicit the exercise of Rights and sell Shares purchased by Morgan Stanley from the Fund through the exercise of Rights.  Morgan Stanley represents and warrants that it is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”).  Morgan Stanley Investment Management Inc. (“MSIM”) acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between MSIM and the Fund (the “Investment Advisory Agreement”).  Morgan Stanley Investment Management Company (“MSIM Co.” and together with MSIM, the “Investment Advisers”) acts as the Fund’s sub-adviser pursuant to the Sub-Advisory Agreement between MSIM Co. and MSIM (the “Sub-Advisory Agreement”).

In connection with the Offer, each Record Date Stockholder will be issued one Right for each full share of Common Stock owned on [August 18, 2010].  No fractional Rights will be issued.  The Rights entitle their holders to acquire one Share for each three Rights held at a price calculated pursuant to the subscription formula set forth in the Prospectus (the “Subscription Price”).  The period of subscription (the “Subscription Period”) commences on August 25, 2010 and ends at 5:00 p.m., New York City time, on September 14, 2010 unless extended by the Fund and Morgan Stanley (the “Expiration Date”).  Any Record Date Stockholder who fully exercises all Rights issued to such Record Date Stockholder by the Fund is entitled to subscribe for Shares that were not otherwise subscribed for by others during the Subscription Period.  Additional terms and conditions of the Offer are set out in the registration statement on Form N-2 (No. 811-21926 and No. 333-167947) filed by the Fund with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act” and, together with the Investment Company Act, the “Acts”).  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”.  The final prospectus for the Shares contained in the Registration Statement is hereinafter referred to as the “Prospectus”; [any letters to beneficial owners of shares of Common Stock, any forms used to exercise Rights, any letters from the Fund to securities dealers, banks and other nominees, and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize in writing for use in connection with the Offer] identified on Schedule I hereto are hereinafter collectively referred to as the “Offering Materials”.

I.

The Fund and the Investment Advisers, jointly and severally, represent and warrant to Morgan Stanley that:

(a)                                  The Fund meets the requirements for use of Form N-2 under the Acts.  The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund or the Investment Advisers, threatened by the Commission.

(b)                                 The Fund has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund.  The Fund has no subsidiaries.

(c)                                  The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings initiated for that purpose or, to the knowledge of the Fund or the Investment Advisers, threatened by the Commission.  No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (such act and rules being collectively referred to as the “Advisers Act”).  Except as otherwise disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is an “interested person” of the Fund or an affiliated person of Morgan Stanley (each as defined in the Investment Company Act).

(d)                                 Each of this Agreement and the Subscription Agent Agreement dated as of August 5, 2010 (the “Subscription Agent Agreement”) between the Fund, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A. (the “Subscription Agent”), has been duly authorized, executed and delivered by the Fund.

The Subscription Agent Agreement, assuming due authorization, execution and delivery by the Subscription Agent, constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)                                  The authorized capital stock and charter and by-laws of the Fund conform in all material respects to the description thereof contained in the Prospectus, and the Rights and Shares will conform in all material respects to the descriptions thereof contained in the Prospectus.

(f)                                    There are no franchises, contracts or documents of the Fund that are required to be described in or filed as exhibits to the Registration Statement by the Acts that have not been so described in or filed or incorporated by reference therein as permitted by the Acts.

(g)                                 The charter and by-laws of the Fund comply with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund’s stockholders and Board of Directors have been obtained and are in full force and effect.

(h)                                 This Agreement, the Subscription Agent Agreement, the Investment Advisory Agreement, the Administration Agreement between MSIM and the Fund (the “Administration Agreement”), the Information Agent Agreement between Georgeson Inc. and the Fund (the “Information Agent Agreement”) the Custodian Agreement between State Street Bank and Trust Company and the Fund (the “Custodian Agreement”), the Transfer Agency and Service Agreement among Computershare Inc., Computershare Trust Company, N.A. and the Fund (the “Transfer Agency Agreement”) (each of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Information Agent Agreement, the Custodian Agreement and the Transfer Agency Agreement are referred to herein, collectively, as the “Fundamental Agreements”), each as referred to in the Registration Statement, comply in all material respects with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund’s stockholders and Board of Directors have been obtained and are in full force and effect.  The Fundamental Agreements conform in all material respects to the description thereof contained in the Prospectus.

(i)                                     The Fundamental Agreements are in full force and effect.  Neither the Fund nor, to the knowledge of the Fund or the Investment Advisers, any other party to any such agreement is in default thereunder and, to the knowledge of the Fund, no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder.  The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

(j)                                     None of (i) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement, or (ii) the distribution of the Rights and the allotment, issue and sale of the Shares as contemplated by this Agreement contravenes or will contravene (x) any provision of applicable law or the Fund’s charter or by-laws or any agreement or other instrument binding upon the Fund that is material to the Fund, or (y) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, including without limitation the Chinese Securities Regulatory Commission (the “CSRC”), the Chinese State Administration of Foreign Exchange (the “SAFE”), the Shanghai Stock Exchange, the Shenzhen Stock Exchange, the Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) and the Stock Exchange of Singapore (together with the Shanghai, Shenzhen and Hong Kong Stock Exchanges, the “Primary Exchanges”), except, with respect to this clause (y), any such foreign judgment, order or decree the contravention of which would neither have (i) a material adverse effect on the Fund or the Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on Morgan Stanley; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with any offer or sale of the Shares in such jurisdiction.  No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, is required for the performance by the Fund of its obligations under the Fundamental Agreements, except such as have been obtained from the CSRC and the SAFE and such as have been obtained as required by the Acts, the Advisers Act, the Exchange Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the Offer or such as which the failure to obtain would neither have (i) a material adverse effect on the Fund or the Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on Morgan Stanley.

(k)                                  The Common Stock outstanding prior to the issuance of the Shares has been duly authorized and is validly issued, fully paid and non-assessable.

(l)                                     The Offer, the Rights and the Shares have been duly authorized and, when issued, paid for and delivered as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any pre-emptive or similar rights.  No person has rights to the registration of any securities because of the filing of the Registration Statement.  The Rights and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials.

(m)                               The Common Stock has been duly listed on the New York Stock Exchange, Inc. (the “New York Stock Exchange”) and the Rights have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n)                                 As of the Expiration Date, the Shares shall have been approved for listing on the New York Stock Exchange

(o)                                 The Fund intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such as manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(p)                                 There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Fund, or in the investment objective, investment policies, liabilities, business or operations of the Fund from that set forth in the Prospectus; there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of its business or as described in the Prospectus; there has been no dividend or distribution paid or declared in respect of the Fund’s capital stock since the date of the Prospectus and there has not been any material change in the capital stock, short-term debt or long-term debt since the date of the Prospectus other than the dividend that the Fund plans to declare in connection with capital gains from 2009 .

(q)                                 There are no legal or governmental proceedings pending or, to the knowledge of the Fund or the Investment Advisers threatened against or affecting the Fund that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference therein as required.

(r)                                    The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund.  Except as set forth in the Registration Statement and the Prospectus, there are no limitations under the law of the People’s Republic of China (the “PRC”) on the ability of the Fund or the Investment Advisers on behalf of the Fund (i) to convert into foreign currency and freely transfer out of the PRC all dividends, distributions and other payments declared and made payable on any securities held by the Fund or any other revenues received by the Fund or the Investment Advisers on behalf of the Fund or (ii) to convert such dividends, distributions and other payments into foreign currency and freely transfer out of the PRC all amounts required to pay dividends and other distributions declared and payable on the Shares.

(s)                                  There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(t)                                    The expense summary information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(u)                                 Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts.

(v)                                 The Fund has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Fund, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Fund; and any real property and buildings held under lease by the Fund are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Fund, in each case except as described in the Prospectus.

(w)                               The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.

(x)                                   (i) The Registration Statement, at the time it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the Offering Materials comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Offering Materials do not contain and will not contain any untrue statement of a material fact or, when considered together with the Prospectus, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (w) do not apply to statements or omissions in the Registration Statement, the Prospectus or the Offering Materials based upon information concerning Morgan Stanley furnished to the Fund in writing by Morgan Stanley expressly for use therein.

(y)                                 The financial statements of the Fund, together with related notes and schedules and the summary financial data included in the Registration Statement and the Prospectus (or incorporated by reference therein as permitted by the Acts) present fairly the financial position and results of operations of the Fund as at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles.  Ernst & Young LLP (“Ernst & Young”), whose report has been incorporated by reference into the Prospectus, are independent registered public accountants with respect to the Fund as required by the Acts and the rules of the Public Company Accounting Oversight Board.

(z)                                   The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(aa)                            Neither the Fund nor any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement or the Prospectus.

(bb)                          Neither the Fund nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the knowledge of the Fund or the Investment Advisers, any agent or representative of the Fund or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Fund and its subsidiaries, its controlled affiliates and, to the knowledge of the Fund or the Investment Advisers, its non-controlled affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc)                            The operations of the Fund and the Investment Advisers are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund or the Investment Advisers, threatened.

(dd)                          (i) The Fund represents that neither the Fund or, to the knowledge of the Fund or the Investment Advisers, any director, officer, employee, agent, affiliate or representative of the Fund, is an individual or entity (“Fund Person”) that is, or is owned or controlled by a Fund Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Fund represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Fund Person:

(A) to fund or facilitate any activities or business of or with any Fund Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Fund Person (including any Fund Person participating in the offering, whether as dealer manager, adviser, investor or otherwise).

(iii) The Fund represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Fund Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ee)         The Transfer Agent is duly enrolled as a participant in the Fast Automated Transfer Program (FAST) of The Depository Trust Company (“DTC”).

(ff)           There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectus, other than as described therein.

II.

Each Investment Adviser, jointly and severally, represents and warrants to Morgan Stanley that:

(a)           Such Investment Adviser has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of incorporation, has the corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on such Investment Adviser.

(b)           Such Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting as investment adviser for the Fund under the Investment Advisory Agreement as contemplated by the Prospectus, in the case of MSIM, or from acting under the Sub-Advisory Agreement as a sub-adviser to the Fund as contemplated by the Prospectus, in the case of MSIM Co., and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

(c)           Each of this Agreement, the Investment Advisory Agreement and the Sub-Advisory Agreement has been duly authorized, executed and delivered by such Investment Adviser, as applicable, and complies with all applicable provisions of the Acts.  The Investment Advisory Agreement and Sub-Advisory Agreement to which such Investment Adviser is a party (collectively, the “Adviser Agreements”) assuming due authorization, execution and delivery by the Fund, constitute the legal, valid and binding obligation of such Investment Adviser, enforceable against such Investment Adviser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)           The execution and delivery by such Investment Adviser of, and the performance by such Investment Adviser of its obligations under this Agreement and the Adviser Agreements to which it is a party will not contravene (x) any provision of applicable law or the articles of incorporation or by-laws of such Investment Adviser or any agreement or other instrument binding upon such Investment Adviser that is material to such Investment Adviser, or (y) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Investment Adviser, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, except, with respect to this clause (y), any such foreign judgment, order or decree the contravention of which would neither have (i) a material adverse effect on the Fund or the Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on Morgan Stanley.  No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, is required for the performance by such Investment Adviser of its obligations under this agreement and the Adviser Agreements to which it is a party, except such as have been obtained from the CSRC and the SAFE and such as have been obtained as required by the Acts, the Advisers Act, the Exchange Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the Offer, or such as which the failure to obtain would neither have (i) a material adverse effect on the Fund or the Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on Morgan Stanley.

(e)           There are no legal or governmental proceedings pending or, to the knowledge of such Investment Adviser, threatened against or affecting such Investment Adviser that are required to be described in the Registration Statement or the Prospectus and are not so described.

(f)            Such Investment Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on such Investment Adviser.

(g)           MSIM has been duly licensed as a “qualified foreign institutional investor” (the “QFII License”) within the meaning of the regulations promulgated by the

CSRC and other relevant PRC government bodies and has duly obtained a quota (the “QFII Investment Quota”) in the amount of $450,000,000 from the SAFE to invest in A shares of PRC companies and other permitted securities in the PRC, on behalf of and for the benefit of the Fund, as described in the Registration Statement and the Prospectus.  Except as set forth in the Registration Statement and the Prospectus, there are no limitations or restrictions under PRC law on MSIM’s use of its QFII License and QFII Investment Quota for the benefit of the Fund.  Each of MSIM’s QFII License and QFII Investment Quota is in full force and effect, has not been modified (except to confirm the size thereof at $450,000,000) and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.  The descriptions in the Registration Statement and the Prospectus under the captions “The Fund’s Investments — Quotas for Investments in China” fairly summarize MSIM’s QFII License and QFII Investment Quota in all respects material to an investor in the Fund.  It is not necessary for the Fund to hold a QFII License or a QFII Investment Quota for the Fund to invest in PRC securities in the manner described in the Registration Statement and the Prospectus.

(h)           Such Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and by the Adviser Agreements to which it is a party.

(i)            The Adviser Agreements to which such Investment Adviser is a party, are in full force and effect and neither the Investment Adviser nor, to such Investment Adviser’s knowledge, the Fund is in default thereunder and, to the knowledge of such Investment Adviser, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under the Adviser Agreements.  The Adviser Agreements to which such Investment Adviser is a party conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(j)            All information furnished by such Investment Adviser for use in the Registration Statement and Prospectus, including, without limitation, the description of such Investment Adviser, does not, and on the Expiration Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(k)           There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of such Investment Adviser from that set forth in the Prospectus.

(l)            Neither such Investment Adviser nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to such Investment Adviser’s knowledge, any agent or representative of such Investment Adviser or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and such Investment Adviser and its subsidiaries and, to the knowledge of such Investment Adviser, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(m)          The operations of such Investment Adviser and its subsidiaries are and have been conducted at all times in material compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Investment Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Investment Adviser, threatened.

(n)           (i) Such Investment Adviser represents that neither the Investment Adviser nor any of its subsidiaries (collectively, the “Adviser Entity”) or, to the knowledge of the Adviser Entity, any director, officer, employee, agent, affiliate or representative of the Adviser Entity, is an individual or entity (“Adviser Person”) that is, or is owned or controlled by an Adviser Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Adviser Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Adviser Person:

(A) to fund or facilitate any activities or business of or with any Adviser Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Adviser Person (including any Adviser Person participating in the offering, whether as underwriter, adviser, investor or otherwise).

(iii) The Adviser Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Adviser Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

III.

On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement:

(a)           Morgan Stanley agrees to (1) solicit, in accordance with the Acts, the Exchange Act and Morgan Stanley’s customary practice, the exercise of Rights, subject to the terms of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement and the Prospectus, and (2) in its discretion, form and manage the Selling Group to (i) solicit, in accordance with the Acts, the Exchange Act and Morgan Stanley’s customary practice, the exercise of Rights, subject to the terms of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement and the Prospectus, and (ii) sell Shares purchased by Morgan Stanley from the Fund as provided herein.  No securities dealer shall be considered a Selling Group Member until it shall have entered into a Selling Group Agreement with Morgan Stanley in substantially the form of Exhibit A hereto.

(b)           Morgan Stanley is authorized to buy and exercise Rights and to sell Shares to the public or to Selling Group Members at the offering price set by Morgan Stanley from time to time.  Sales of Shares by Morgan Stanley or Selling Group Members shall be at not more than the offering price set by Morgan Stanley from time to time.

(c)           The Fund agrees to furnish, or cause to be furnished, to Morgan Stanley lists, or copies of those lists, showing the names and addresses of, and the number of Shares held by, Record Date Stockholders as of the Record Date, and to use its best efforts to advise Morgan Stanley, or cause it to be advised during the Subscription Period with respect to any transfers of Rights, and Morgan Stanley agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for Selling Group Members or other securities brokers and dealers that Morgan Stanley has requested to solicit exercises of Rights.

(d)           The Fund will arrange for the Subscription Agent to inform Morgan Stanley orally, on each day on which trading is conducted on the New York Stock Exchange (a “Business Day”) during the Subscription Period (to be followed by written confirmation), as to the number of Rights that have been exercised since its previous daily report to Morgan Stanley under the provision of this paragraph (d) and, after 4:00 p.m. (New York City time) on September 15, 2010 to provide Morgan Stanley with a written statement as to the total number of Rights exercised (separately setting forth the number of Rights exercised by Record Date Stockholders).

(e)           Morgan Stanley agrees to notify the Fund on or prior to September 15, 2010 of the Shares purchased by Morgan Stanley through the exercise of Rights and sold to the public or to each Selling Group Member and the total amount of the commissions payable by the Fund pursuant to Article IV of this Agreement in connection with such sales.

(f)            Morgan Stanley agrees to provide to the Fund, in addition to the services described in paragraph (a) of this Article III, financial advisory and marketing services in connection with the Offer and general financial advisory services to the Fund.  No advisory fee, other than the fees provided for in Article IV of this Agreement and reimbursement of Morgan Stanley’s out-of-pocket expenses as described in paragraph (h) of Article VI of this Agreement, will be payable by the Fund to Morgan Stanley in connection with the general financial advisory and marketing services provided by Morgan Stanley in accordance with this paragraph unless the Fund requests Morgan Stanley to provide additional services with respect to a particular transaction involving the Fund, in which event the fees payable to Morgan Stanley will be mutually agreed upon by the Fund and Morgan Stanley.

(g)           The Fund, the Investment Advisers and Morgan Stanley agree that in connection with the solicitation of the exercise of the Rights, the purchase of the Rights or the sale of Shares by Morgan Stanley and the Selling Group Members as contemplated by this Agreement and the rendering of financial advisory and marketing services to the Fund by Morgan Stanley as contemplated by this Agreement: (i) Morgan Stanley has acted at arm’s length and is not an agent of, and owes no fiduciary duties to, the Fund, the Investment Advisers or any other person, (ii) Morgan Stanley owes the Fund and the Investment Advisers only those duties and obligations set forth in this Agreement, and (iii) Morgan Stanley may have interests that differ from the Fund and the Investment Advisers.  The Fund and the Investment Advisers waive to the full extent permitted by applicable law any claims any of them may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the solicitation of the exercise of the Rights, the purchase of the Rights or the sale of Shares by Morgan Stanley as contemplated by this Agreement and the rendering of financial advisory services to the Fund by Morgan Stanley as contemplated by this Agreement.

(h)           In rendering the services contemplated by this Agreement, Morgan Stanley will not be subject to any liability to the Fund, the Investment Advisers or any of their respective affiliates, for any act or omission on the part of any securities broker or dealer (other than itself) or any other person, and Morgan Stanley will not have any liability (whether direct or indirect, in contract or tort or otherwise) for or in connection with the performance of its obligations under this Agreement except for any such liability for losses, claims, damages or liabilities incurred that are finally judicially determined to have resulted from its bad faith, willful misconduct or gross negligence.

(i)            The Fund hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder.

IV.

In full payment for the financial structuring, marketing and soliciting services rendered and to be rendered hereunder by Morgan Stanley, the Fund agrees to pay Morgan Stanley a fee (the “Dealer Manager Fee”) equal to 3.5% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights.  In full payment for the soliciting efforts to be rendered, Morgan Stanley agrees to reallow selling fees (the “Selling Fees”) to Selling Group Members equal to 2.5% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale of Shares from Morgan Stanley in accordance with the Selling Group Agreement.  In full payment for the soliciting efforts to be rendered, Morgan Stanley shall reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 0.5% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through the Depositary Trust Company (“DTC”) on the Record Date.  Morgan Stanley agrees to pay the Selling Fees or Solicitation Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then Morgan Stanley shall retain such Selling Fee or Solicitation Fee for Shares issued pursuant to the exercise of Rights.  Payment to Morgan Stanley by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by Morgan Stanley.  Such payment will be made on each date on which the Fund issues Shares after the Expiration Date.  Payment to a Selling Group Member or Soliciting Dealer will be made by Morgan Stanley directly to such Selling Group Member or Soliciting Dealer by check to an address identified by such broker-dealer.  Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

V.

The respective obligations of the Fund, the Investment Advisers and Morgan Stanley are subject to the condition that the Registration Statement has become effective not later than the date hereof.

The obligations of Morgan Stanley hereunder will at all times be subject to the following further conditions:

(a)           All representations, warranties and other statements of the Fund and the Investment Advisers contained herein or in certificates of any officer of the Fund or the Investment Advisers delivered pursuant to this Agreement are now, and at all times during the Subscription Period will be, true and correct in all material respects as though expressly made at such time.

(b)           Subsequent to the execution and delivery of this Agreement and prior to the Expiration Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund or the Investment Advisers, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Fund from those set forth in the Prospectus that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable to distribute the Rights and market the Shares on the terms and in the manner contemplated in the Prospectus.

(c)           Morgan Stanley shall have received separate certificates, dated the date hereof and the Expiration Date and signed by an executive officer of each of the Fund and the Investment Advisers in the officer’s capacity as such, to the effect (i) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are, as of the date hereof and as of the Expiration Date, as applicable, pending before or, to the best of such officer’s knowledge, threatened by the Commission, (ii) that the respective representations and warranties of the Fund and the Investment Advisers contained in this Agreement, except to the extent separately qualified in all material respects, are true and correct as of the date hereof and as of the Expiration Date, (iii) that the respective representations and warranties of the Fund and the Investment Advisers contained in this Agreement, to the extent separately qualified in all material respects, are true and correct in all material respects as of the date hereof and as of the Expiration Date, (iv) that each of the Fund and the Investment Advisers has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the date hereof or the Expiration Date and (v) subsequent to the execution and delivery of this Agreement and prior to the Expiration Date, there has not occurred any materially adverse change, in the condition (financial or otherwise), or in the earnings, business or operations of the Fund or the Investment Advisers, as applicable.  Each officer signing and delivering such a certificate may rely upon the best of his knowledge as to proceedings threatened.

(d)           Morgan Stanley shall have received on each of the date hereof and the Expiration Date a certificate from a duly authorized officer of the Custodian certifying that the Custodian Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

(e)           Morgan Stanley shall have received on each of the date hereof and the Expiration Date a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

(f)            The Investment Advisers and the Fund at all times during the Subscription Period shall have each performed all of their respective obligations required to be performed hereunder.

(g)          Morgan Stanley shall have received on each of the date hereof and the Expiration Date an opinion of Dechert LLP, counsel for the Fund, dated the date hereof and the Expiration Date, substantially to the effect that:

(i) the Fund meets the requirements for the use of Form N-2 under the Acts; the Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) the Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Fund has the requisite corporate power and authority to own its property and to conduct its business in all material respects as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund; and the Fund has no subsidiaries;

(iii) the Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and, to the best of such counsel’s knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; and to the best of such counsel’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Advisers Act;

(iv) each Fundamental Agreement has been duly authorized, executed and delivered by the Fund, and each Fundamental Agreement complies with all applicable provisions of the Acts and the Advisers Act.  Each Fundamental Agreement, other than this Agreement, is a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except that the rights to indemnity and contribution may be limited by federal or state securities law, and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(v) (A) the execution and delivery of the Fundamental Agreements by the Fund and the performance by the Fund of its obligations thereunder, and (B) the distribution of the Rights and the issue and sale by the Fund of the Shares in accordance with this Agreement, do not conflict with or result in a violation of any provisions of the charter and by-laws of the Fund or the Maryland General Corporation Law or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Fund that is material to the Fund, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. federal or New York or Maryland state governmental body, agency or court having jurisdiction over the Fund; and no consent, approval, authorization, order or permit of, or qualification with, any U.S. federal or New York or Maryland state governmental body or agency, self regulatory organization or court or other tribunal is required to be obtained by the Fund (under the Maryland General Corporation Law in the case of any consent, approval, authorization, order or permit of, or qualification with any Maryland state governmental body or agency, court or other tribunal) for the performance by the Fund of its obligations under the Fundamental Agreements, except such as have been obtained as required by the Acts or the Exchange Act, and such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the distribution of the Rights and the sale of the Shares or such as which the failure to obtain would neither have (i) a material adverse effect on the Fund or the Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on Morgan Stanley;

(vi) the authorized capital stock of the Fund conforms in all material respects to the description thereof contained in the Prospectus under the captions “Description of Common Shares” and “Certain Provisions of Maryland Law and of the Fund’s Charter and By-laws”;

(vii) the charter and by-laws of the Fund and the Fundamental Agreements comply with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund’s stockholders and Board of Directors have been obtained and are in full force and effect;

(viii) the Fundamental Agreements, except for this Agreement, are in full force and effect, neither the Fund nor any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. To the knowledge of such counsel, the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected;

(ix) the Offer has been approved and the Rights and the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment of the agreed consideration therefor, the Rights and the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Rights and Shares will not be subject to any preemptive or similar rights arising under the Maryland General Corporation Law, the charter and by-laws of the Fund or any other agreement or instrument known to counsel;

(x) the Rights have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(xi) as of the Expiration Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(xii) the Fund does not require any tax or other rulings to enable it to qualify as a regulated investment company under Subchapter M of the Code;

(xiii) the information relating to summaries of legal matters, documents or proceedings included in (A) the Prospectus under the captions “Management of the Fund — Investment Advisory Agreement; Sub-Advisory Agreement,” “Management of the Fund — The Administrator,” “Dividends and Distributions; Dividend Reinvestment Plan,” “Tax Matters—U.S. Federal Income Taxes,” “Tax Matters—Foreign Tax Credits,” “Tax Matters—Foreign Stockholders,” “Description of Common Shares,” “Certain Provisions of Maryland Law and of the Fund’s Charter and By-laws” and “Custodian and Sub-Custodian” and (B) the Prospectus under the caption “Distribution Arrangements” to the extent that it relates to the Fund have been reviewed by such counsel and are correct in all material respects;

(xiv) the descriptions in the Prospectus of U.S. statutes, regulations and legal or governmental proceedings are accurate in all material respects and fairly summarize the matters referred to therein;

(xv) to such counsel’s knowledge, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Fund is a party that are required to be described in the Registration Statement and the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xvi) the Notification on Form N-8A of registration of the Fund as an investment company and any supplements or amendments thereto (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Acts; and

(xvii) (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective [or as of 5:00 p.m., New York City time on the Expiration Date]*, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement [or as amended or supplemented, if applicable, as of 5:00 p.m., New York City time on the Expiration Date,] * contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not express any belief) as of its date [or as of 5:00 p.m., New York City time on the Expiration Date] *contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Morgan Stanley shall have received on each of the date hereof and the Expiration Date, an opinion of an officer of MSIM, in such officer’s capacity as internal counsel for the Investment Advisers, dated the date hereof substantially to the effect that:

(i) each of the Investment Advisers has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on such Investment Adviser;

* To be included in the Expiration Date opinion only.

* To be included in the Expiration Date opinion only.

* To be included in the Expiration Date opinion only.

(ii) each of the Investment Advisers is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Adviser Agreements as an investment adviser to the Fund as contemplated by the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings initiated for that purpose or, to the best of such counsel’s knowledge, threatened by the Commission;

(iii) each of the Adviser Agreements has been duly authorized, executed and delivered by the Investment Adviser that is a party thereto;

(iv) the execution and delivery by the Investment Advisers of, and the performance by the Investment Advisers of their respective obligations under this Agreement will not contravene any provision of applicable U.S. or State of New York law or the certificate of incorporation or by-laws of such Investment Adviser or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Investment Advisers that is material to the Investment Advisers or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. or State of New York governmental body, agency or court having jurisdiction over the Investment Advisers, and no consent, approval or authorization, or order of, or qualification with, any U.S. or State of New York governmental body or agency is required for the performance by the Investment Advisers of their respective obligations under this Agreement, except such as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states in connection with the distribution of the Rights and the issue and sale of the Shares;

(v) to the best knowledge of such counsel, there are no actions, investigations or other proceedings of any nature, whether foreign or domestic, pending, commenced or threatened, that in any case or in the aggregate, might result in any material adverse change in the business of either Investment Adviser or that question the validity of this Agreement or the Adviser Agreements or the performance by either Investment Adviser of such Agreements to which it is a party; and

(vi) the description of the Investment Advisers in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            Morgan Stanley shall have received on each of the date hereof and the Expiration Date, an opinion of Tian Yuan Law Firm, PRC counsel for the Fund and the Investment Advisers, substantially to the effect that:

(i) the Fund and the Investment Advisers have all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and have made all declarations and filings with, all PRC governmental authorities, self-regulatory organizations and courts and other tribunals, including without limitation the CSRC, the SAFE and the Shanghai and Shenzhen Stock Exchanges, to own and use their assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund;

(ii) except as set forth in the Registration Statement and the Prospectus, there are no limitations under PRC law on the ability of the Fund or the Investment Advisers on behalf of the Fund (i) to convert into foreign currency and freely transfer out of the PRC all dividends, distributions and other payments declared and made payable on any securities held by the Fund or any other revenues received by the Fund or the Investment Advisers on behalf of the Fund or (ii) to convert such dividends, distributions and other payments into foreign currency and freely transfer out of the PRC all amounts required to pay dividends and other distributions declared and payable on the Shares;

(iii) none of (i) the execution and delivery by the Fund and the Investment Advisers of, and the performance by the Fund and the Investment Advisers of their respective obligations under, each Fundamental Agreement, or (ii) the issuance and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene any provision of PRC law or, to the best of such counsel’s knowledge, any judgment, order or decree of any PRC governmental body, agency or court having jurisdiction over the Fund; and no consent, approval, authorization, order or permit of, or qualification with, any PRC governmental body or agency, self regulatory organization or court or other tribunal, including without limitation the CSRC, the SAFE, or the Shanghai, Shenzhen or Hong Kong Stock Exchange, is required for the performance by the Fund and the Investment Advisers of their respective obligations under the Fundamental Agreements, except such as have been obtained as required from the CSRC and the SAFE;

(iv) MSIM has been duly licensed as a “qualified foreign institutional investor” within the meaning of the regulations promulgated by the CSRC and other relevant PRC government bodies and has duly obtained a QFII Investment Quota in the amount of $450,000,000 from the SAFE to invest in “A shares” of PRC companies and other permitted securities in the PRC, on behalf of and for the benefit of the Fund, as described in the Registration Statement and the Prospectus; except as set forth in the Registration Statement and the Prospectus, there are no limitations or restrictions under PRC law on MSIM’s use of its QFII License and QFII Investment Quota for the benefit of the Fund; each of MSIM’s QFII License and QFII Investment Quota is in full force and effect, has not been modified (except to confirm the size thereof at $450,000,000) and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus; the descriptions in the Registration Statement and the Prospectus under the captions “Prospectus Summary — Information Regarding the Fund” and “The Fund’s Investments — Quotas for Investments in China” fairly summarize MSIM’s QFII License and QFII Investment Quota in all respects material to an investor in the Fund; and it is not necessary for the Fund to hold a QFII License or a QFII Investment Quota for the Fund to invest in PRC securities in the manner described in the Registration Statement and the Prospectus;

(v) the statements relating to PRC legal matters, regulations, documents, proceedings or legal conclusions included in the Registration Statement and the Prospectus under the captions “The Fund’s Investments — Quotas for Investments in China,” “Risk Factors,” “Dividends and Distributions; Dividend Reinvestment Plan,” “Tax Matters — Chinese Taxes” and “Appendix A: Geographic, Political and Economic Developments in the People’s Republic of China” in each case fairly summarize in all material respects such matters, regulations, documents, proceedings or legal conclusions;

(vi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened in the PRC to which the Fund or the Investment Advisers is a party or to which any of the properties of the Fund or the Investment Advisers is subject;

(vii) no business tax or other similar transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of Morgan Stanley in the PRC with respect to (a) the sale and delivery of the Shares as contemplated by this Agreement, provided that such sale and delivery of the Shares does not take place within the territory of the PRC, (b) the holding or transfer of the Shares outside the PRC or (c) the execution, delivery or enforcement of this Agreement outside the PRC under the laws of the PRC; the Fund and the Investment Advisers are neither residents of the PRC nor carrying on a trade or business in the PRC for PRC tax purposes, and accordingly, except as disclosed in the Registration Statement and the Prospectus, (x) the Fund and the Investment Advisers will not be subject to income tax imposed in the PRC or any subdivision thereof, (y) any dividends or distributions made by the Fund or by the Investment Advisers on behalf of the Fund on the Shares will not be subject to any PRC withholding tax and (z) a holder or beneficial owner of Shares who is not a resident of the PRC will not be subject to any PRC business tax or other similar transaction tax, stamp duty or similar PRC tax or duty or withholding or other PRC taxes upon any disposition of the Shares; and

(viii) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (without taking into account of the securities law of any jurisdiction other than the PRC) not misleading or (2) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not express any belief) as of its date or as of 5:00 p.m., New York City time on the Expiration Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (without taking into account of the securities law of any jurisdiction other than the PRC), not misleading.

(ix) Morgan Stanley shall have received on each of the date hereof and the Expiration Date, an opinion of Davis Polk & Wardwell LLP, counsel to Morgan Stanley, dated the date hereof and the Expiration Date, covering such matters as Morgan Stanley shall reasonably request.

With respect to the last paragraph of (g) above, Dechert LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.  With respect to paragraph (g) above, Dechert LLP may rely as to matters governed by the laws of the State of Maryland upon an opinion of Maryland counsel for the Fund and to the extent any such counsel deems appropriate, upon the representations of the Fund contained herein; provided that (A) such Maryland counsel for the Fund is reasonably satisfactory to Morgan Stanley and (B) a copy of the opinion so relied upon is delivered to Morgan Stanley and is in form and substance satisfactory to Morgan Stanley.

(j)            Morgan Stanley shall have received on each of the date hereof and the Expiration Date, a letter dated the date hereof, in form and substance satisfactory to Morgan Stanley, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding the Fund contained or incorporated by reference in the Registration Statement and the Prospectus.

(k)           Morgan Stanley shall have received during the Subscription Period such further information, certificates and documents as Morgan Stanley may reasonably request.

(l)            No proceedings shall have been instituted or, to the Fund’s knowledge,  threatened by the Commission that would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Advisers as a registered investment adviser under the Advisers Act.

(m)          The Rights shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n)           As of the Expiration Date, the Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

In the event that any of the foregoing conditions is at any time not fulfilled in any material respects by the Fund or waived in writing by Morgan Stanley, Morgan Stanley will be entitled to withdraw as dealer manager for the Offer without any liability or penalty to Morgan Stanley or any “controlling person” (as defined in Article VII hereof) and without loss of any right to the payment of any expenses payable hereunder. Notice of such withdrawal shall be given to the Fund in writing.

VI.

In further consideration of the agreements of Morgan Stanley contained in this Agreement, the Fund covenants and agrees with Morgan Stanley as follows:

(a)           To notify Morgan Stanley immediately, and confirm such notice in writing (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period described in paragraph (d) below that in the judgment of the Fund makes the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any change in or addition to the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect.  If at any time the Commission issues any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b)           To furnish Morgan Stanley, without charge, a signed copy of the Registration Statement including exhibits and, during the period described in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto as Morgan Stanley may reasonably request.

(c)           Before amending or supplementing the Registration Statement or the Prospectus, or authorizing the use of any materials that would be considered Offering Materials but for the fact not then listed on Schedule I, to furnish Morgan Stanley with a copy of each proposed amendment or supplement or such materials, and to file no proposed amendment or supplement, and authorize no such materials to which Morgan Stanley reasonably objects, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)           If, during such period as in the opinion of counsel to Morgan Stanley the Prospectus is required by law to be delivered, any event occurs as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus was delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to Morgan Stanley and to the Selling Group Members and other dealers (whose names and addresses Morgan Stanley will furnish to the Fund) to which Rights and/or Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(e)           To use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code (including best efforts to obtain, as promptly as practicable, all consents and approvals necessary for the repatriation of dividends, distributions and other amounts payable on or with respect to the Fund’s assets); to use its best efforts to maintain MSIM’s QFII License for the benefit of the Fund; to use its best efforts to maintain MSIM’s QFII Investment Quota in at least the amount of $450,000,000 for the benefit of the Fund; and to use a portion or all of MSIM’s QFII License for the benefit of the Fund as described in the Registration Statement and the Prospectus.

(f)            To endeavor to qualify the Rights and the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley reasonably requests and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the distribution of the Rights and the issue and sale of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”); provided, however, that the Fund shall not be obligated to file any consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(g)           To make generally available to the Fund’s security holders as soon as practicable an earning statement covering the twelve-month period ending December 31, 2011 that satisfies the provisions of Section 11(a) of the Securities Act.

(h)           To pay (A) all costs, expenses, fees and taxes incident to (i) the preparation, printing and filing of the Registration Statement and of each amendment thereto, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, and any Offering Materials, (ii) the printing of this Agreement and such other agreements as Morgan Stanley may reasonably request, (iii) the preparation, issuance and delivery of the certificates for the Rights and the Shares, including stock transfer taxes, if any, payable upon the sale, issuance and delivery by the Fund of the Shares, (iv) the fees and disbursements of the Fund’s counsel and accountants, (v) furnishing such copies of the Registration Statement, the Prospectus and any related preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the distribution of the Rights and the issue and sale of the Shares, and (vi) the fees and expenses incurred with respect to the listing of the Rights and the Shares on the New York Stock Exchange including the listing fees of such Exchange and the preparation, printing and the filing fees with respect to the distribution of documents relating thereto, and (B) to Morgan Stanley up to $100,000 as reimbursement of certain costs and expenses of Morgan Stanley, including without limitation up to $50,000 to qualify the Offer under the rules of FINRA and the balance for the fees and expenses of counsel and costs and expenses relating to investor presentations on any “road show”, incurred in connection with the distribution of the Rights and the issue and sale of the Shares.

VII.

Each of the Fund and the Investment Advisers, jointly and severally, agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim),(a)  caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, or any Offering Materials, or, with respect to the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, or any Offering Materials when considered together with the Prospectus, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Morgan Stanley furnished to the Fund in writing by Morgan Stanley expressly for use therein, or (b) arising out of or based upon any failure of the Fund to consummate the Offer, including any failure of the Fund to issue the Rights or issue and sell the Shares unless caused directly by Morgan Stanley’s withdrawal.

Morgan Stanley agrees to indemnify and hold harmless each of the Fund and the Investment Advisers, its directors or trustees (as the case may be), and each officer of the Fund and each person, if any, who controls the Fund or any Investment Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as clause (a) of the foregoing indemnity from the Fund and the Investment Advisers to Morgan Stanley, but only with reference to information relating to Morgan Stanley furnished to the Fund in writing by Morgan Stanley expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Offering Materials.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for Morgan Stanley and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of Morgan Stanley within the meaning of Section 405 under the Securities Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its directors and each person, if any, who controls the Fund within the meaning of either such Section, and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for MSIM, its directors or trustees, as the case may be, the officers of the Fund and each person, if any, who controls any of MSIM within the meaning of either such Section, (d) the fees and expenses of more than one separate firm (in addition to any local counsel) for MSIM Co., its directors or trustees, as the case may be, and each person, if any, who controls any of MSIM Co. within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Fund, and such directors, officers and control persons of the Fund, such firm shall be designated in writing by the Fund.   In the case of any such separate firm for MSIM and such directors and control persons of MSIM, such firm shall be designated in writing by MSIM.  In the case of any such separate firm for MSIM Co., and such directors and control persons of MSIM Co., such firm shall be designated in writing by MSIM Co.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisers on the one hand and Morgan Stanley on the other hand from the distribution of the Rights and the issue and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Advisers on the one hand and of Morgan Stanley on the other hand in connection with the statements or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Fund and the Investment Advisers on the one hand and by Morgan Stanley on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the subscription for the Shares (before deducting expenses) received by the Fund on the one hand bear to the amounts received by Morgan Stanley pursuant to Article IV hereof on the other hand.  The relative fault of the Fund and the Investment Advisers on the one hand and Morgan Stanley on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or any of the Investment Advisers or by Morgan Stanley and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Investment Advisers agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Article VII.

The Fund and Morgan Stanley agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Article VII, Morgan Stanley shall not be required to contribute any amount in excess of the amount by which the total fees received by Morgan Stanley pursuant to Article IV hereof exceeds the amount of any damages that Morgan Stanley has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Article VII are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Fund and each of the Investment Advisers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or (ii) any investigation made by or on behalf of Morgan Stanley, any person controlling Morgan Stanley or any affiliate of Morgan Stanley or by or on behalf of any of the Investment Advisers, their officers or directors or any person controlling the Investment Advisers or by or on behalf of the Fund.

VIII.

Morgan Stanley may terminate this Agreement by notice given to the Fund if, after the execution and delivery of this Agreement (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Primary Stock Exchanges, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the solicitation of the exercise of the Rights or to market the Shares on the terms and in the manner contemplated in the Prospectus.  Termination of this Agreement by Morgan Stanley shall not preclude the Fund from consummating the Offer at its discretion.

IX.

If the issuance of the Rights and the sale of Shares is not consummated because of any failure, refusal or inability on the part of the Fund or the Investment Advisers to perform any agreement on its part to be performed, or because any other condition of the obligations of Morgan Stanley under this Agreement is not fulfilled, the Fund will reimburse Morgan Stanley for up to $100,000 for actual out-of-pocket costs and expenses as have been incurred by Morgan Stanley in connection with this Agreement and the proposed Offer, and upon demand, the Fund will pay the full amount of those costs and expenses to Morgan Stanley.

X.

Any notice by the Fund or the Investment Advisers to Morgan Stanley will be sufficient if given in writing, by telegraph or by facsimile addressed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, any notice by Morgan Stanley to the Fund will be sufficient if given in writing, by telegraph or by facsimile addressed to the Fund at 522 Fifth Avenue, New York, New York 10036 Attention: Stefanie Chang Yu. any notice by Morgan Stanley to the Investment Advisers will be sufficient if given in writing, by telegraph or by facsimile addressed to the Investment Advisers at 522 Fifth Avenue, New York, New York 10036 Attention: Arthur Lev, with a copy to MSIM Co., at [•].

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

MORGAN STANLEY CHINA A SHARE FUND, INC.

By:
Name:
Title:

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY

By:
Name:
Title:

Accepted, [•], 2010

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Offering Materials

Exhibit A

SELLING GROUP AGREEMENT

[•], 2010

Morgan Stanley & Co.

Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs:

We understand that Morgan Stanley China A Share Fund, Inc., a Maryland corporation (the “Fund”), proposes to issue to its stockholders of record as of [•] rights (“Rights”) entitling their holders to subscribe for up to an aggregate of [•] shares (“Shares”) of the Fund’s common stock, par value $.01 per share (“Common Stock”).  We further understand that the Fund has appointed you as the exclusive Dealer Manager in connection with the offer of Shares contemplated by the proposed issuance of Rights (the “Offer”).

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

I.

We have received and reviewed the Prospectus dated [•] (the “Prospectus”) relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you.  We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials.

II.

From time to time during the period (the “Subscription Period”) commencing on [•] and ending at 5:00 p.m., New York City time, on [•], unless extended by the Fund and you (the “Expiration Date”), we may solicit the exercise of Rights in connection with the Offer.  We will be entitled to receive fees in the amounts and at the times described in Article IV of this Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which Computershare Trust Company, N.A. (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate (in the form attached to the Prospectus), identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares or (ii) a Notice of Guaranteed Delivery (in the form attached to the Prospectus) guaranteeing to the Subscription Agent by the close of business of the third Business Day (as hereinafter defined) after the Expiration Date of a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares.  A “Business Day” means any day on which trading day is conducted on the New York Stock Exchange.  We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates except that we may receive such fees with respect to Shares purchased pursuant to an exercise of Rights for our own account provided that such Shares are offered and sold by us to our clients.  We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement.

We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and your customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File No. 811-21926 and No. 333-167947), as amended (the “Registration Statement”).

III.

From time to time during the Subscription Period, we may indicate interest in purchasing Shares from you as Dealer Manager.  We understand that from time to time you intend to offer Shares obtained by you through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by you (the “Offering Price”).  We agree that with respect to any such Shares purchased by us from you the sale of such Shares to us shall be irrevocable and we will offer them to the public at the Offering Price at which we purchased them from you. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at prices not in excess of the latest Offering Price set by you.

You agree that you will set a new Offering Price prior to 4:00 p.m., New York City time, on each Business Day.

We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from you and, on your request, we will resell to you any of such Shares remaining unsold at the purchase price thereof if in your opinion such Shares are needed to make delivery against sales made to other Selling Group Members.

Any shares purchased hereunder from you shall be subject to regular way settlement through the facilities of the Depository Trust Company.

IV.

We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee, a selling fee equal to 2.5% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Article II and (B) each Share sold by you to us in accordance with Article III less any Shares resold to you in accordance with Article III.  Your only obligation with respect to payment of the foregoing selling fee to us is to remit to us amounts owing to us and actually received by you from the Fund.  Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Agreement.

V.

We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer.  You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

VI.

We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130.

We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose.

We represent that we have at all times complied with the provisions of Rule 10b-6 under the Securities Act applicable to the Offer and we agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Articles II and III hereof and except that we may buy or sell Rights or Shares in brokerage transactions on consolidated orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business.

We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

VII.

Nothing contained in this Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member.  The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Article IV of this Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied.

We agree to indemnify and hold harmless you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Agreement.

VIII.

We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account and a percentage, based upon the ratio of the fees payable to us pursuant to Article IV of this Agreement to the aggregate fees payable by the Fund to you and all Selling Group Members pursuant to Article IV of each Selling Group Agreement, of (i) all expenses incurred by you in investigating or defending against any claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body) other than a Selling Group Member relating to the Registration Statement, any preliminary prospectus, the

Prospectus (or any amendment or supplement thereto) or any Offering Materials and (ii) any liability, including attorneys’ fees, incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgment or as a result of any settlement agreed to by you, other than any such expense or liability as to which you receive indemnity pursuant to Article VII of this Agreement or indemnity or contribution from the Fund.  Our agreements contained in this Article VIII shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Selling Group Member or any person controlling any Selling Group Member or by or on behalf of the Fund, its directors or officers or any person controlling the Fund and (ii) acceptance of and payment for the Shares.

IX.

All communications to you relating to the Offer will be addressed to the Syndicate Department, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk.

X.

This Agreement will be governed by the internal laws of the State of New York.

Confirmed and Accepted this day of , 2010

By:

By:
Name:
Title:

Confirmed and Accepted this         day of           , 2010

MORGAN STANLEY & CO. INCORPORATED

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title: